Exhibit 4.1

                                                                  EXECUTION COPY

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                           CC CREDIT CARD CORPORATION,
                                 as Transferor,

                          TRAVELERS BANK & TRUST, fsb,
                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                    TRAVELERS BANK CREDIT CARD MASTER TRUST I

                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 1998

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

      Section 1.01. Definitions..............................................  1
      Section 1.02. Other Definitional Provisions............................ 21

                                   ARTICLE II

                            Conveyance of Receivables

      Section 2.01. Conveyance of Receivables................................ 23
      Section 2.02. Acceptance by Trustee.................................... 24
      Section 2.03. Representations and Warranties of Each Transferor
                    Relating to Such Transferor.............................. 25
      Section 2.04. Representations and Warranties of Each Transferor
                    Relating to the Agreement, the Receivables Transfer
                    Agreements and Any Supplement and the Receivables........ 27
      Section 2.05. Reassignment of Ineligible Receivables................... 29
      Section 2.06. Reassignment of Receivables in Trust Portfolio........... 30
      Section 2.07. Covenants of the Transferor.............................. 31
      Section 2.08. Covenants of Each Transferor with Respect to Receivables
                    Transfer Agreements...................................... 35
      Section 2.09. Addition of Accounts..................................... 36
      Section 2.10. Removal of Accounts and Participation Interests.......... 39
      Section 2.11. Account Allocations...................................... 41
      Section 2.12. Discount Option.......................................... 41
      Section 2.13. Security Interest Granted by Travelers Bank & Trust, fsb. 42

                                   ARTICLE III

                          Administration and Servicing
                                 of Receivables

      Section 3.01. Acceptance of Appointment and Other Matters Relating
                    to the Servicer.......................................... 43
      Section 3.02. Servicing Compensation................................... 44
      Section 3.03. Representations, Warranties and Covenants of the
                    Servicer..................................................44
      Section 3.04. Reports and Records for the Trustee...................... 47
      Section 3.05. Annual Certificate of Servicer........................... 47


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      Section 3.06. Annual Servicing Report of Independent Public
                    Accountants; Copies of Reports Available................. 48
      Section 3.07. Tax Treatment............................................ 48
      Section 3.08. Notices to Travelers Bank & Trust, fsb................... 49
      Section 3.09. Adjustments.............................................. 49
      Section 3.10. Reports to the Commission................................ 49
      Section 3.11. Reports to Rating Agencies............................... 50

                                   ARTICLE IV

                        Rights of Certificateholders and
                    Allocation and Application of Collections

      Section 4.01. Rights of Certificateholders............................. 51
      Section 4.02. Establishment of Collection Account and Excess Funding
                    Account; Appointment of Securities Intermediary.......... 51
      Section 4.03. Collections and Allocations.............................. 54
      Section 4.04. Shared Collections....................................... 55
      Section 4.05. Additional Withdrawals from the Collection Account....... 57
      Section 4.06. Allocation of Trust Assets to Series or Groups........... 57

                                    ARTICLE V

                          Distributions and Reports to
                               Certificateholders

                                   ARTICLE VI

                                The Certificates

      Section 6.01. The Certificates......................................... 59
      Section 6.02. Authentication of Certificates........................... 59
      Section 6.03. New Issuances............................................ 59
      Section 6.04. Registration of Transfer and Exchange of Certificates.... 61
      Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates........ 64
      Section 6.06. Persons Deemed Owners.................................... 64
      Section 6.07. Appointment of Paying Agent.............................. 65
      Section 6.08. Access to List of Registered Certificateholders'
                    Names and Addresses...................................... 65
      Section 6.09. Authenticating Agent..................................... 66
      Section 6.10. Book-Entry Certificates.................................. 67
      Section 6.11. Notices to Clearing Agency............................... 67
      Section 6.12. Definitive Certificates.................................. 67


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      Section 6.13. Global Certificate; Exchange Date........................ 68
      Section 6.14. Meetings of Certificateholders........................... 69
      Section 6.15. Uncertificated Classes................................... 71

                                   ARTICLE VII

                    Other Matters Relating to the Transferor

      Section 7.01. Liability of the Transferor.............................. 72
      Section 7.02. Merger or Consolidation of, or Assumption of the
                    Obligations of, the Transferor........................... 72
      Section 7.03. Limitations on Liability of the Transferor............... 73

                                  ARTICLE VIII

                     Other Matters Relating to the Servicer

      Section 8.01. Liability of the Servicer................................ 74
      Section 8.02. Merger or Consolidation of, or Assumption of the
                    Obligations of, the Servicer............................. 74
      Section 8.03. Limitation on Liability of the Servicer and Others....... 74
      Section 8.04. Servicer Indemnification of the Trust and the Trustee.... 75
      Section 8.05. The Servicer Not To Resign............................... 75
      Section 8.06. Access to Certain Documentation and Information
                    Regarding the Receivables................................ 76
      Section 8.07. Delegation of Duties..................................... 76
      Section 8.08. Examination of Records................................... 76

                                   ARTICLE IX

                                 Pay Out Events

      Section 9.01. Trust Pay Out Events..................................... 77
      Section 9.02. Rights Upon the Occurrence of an Insolvency Even......... 77

                                    ARTICLE X

                                Servicer Defaults

      Section 10.01. Servicer Defaults....................................... 78
      Section 10.02. Trustee To Act, Appointment of Successor................ 80
      Section 10.03. Notification to Certificateholders...................... 81


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                                  ARTICLE XI

                                  The Trustee

      Section 11.01. Duties of Trustee....................................... 82
      Section 11.02. Certain Matters Affecting the Trustee................... 83
      Section 11.03. Trustee Not Liable for Recitals in Certificates......... 84
      Section 11.04. Trustee May Own Certificates............................ 85
      Section 11.05. The Transferor To Pay Trustee's Fees and Expenses....... 85
      Section 11.06. Eligibility Requirements for Trustee.................... 85
      Section 11.07. Resignation or Removal of Trustee....................... 85
      Section 11.08. Successor Trustee....................................... 86
      Section 11.09. Merger or Consolidation of Trustee...................... 86
      Section 11.10. Appointment of Co-Trustee or Separate Trustee........... 87
      Section 11.11. Tax Returns............................................. 88
      Section 11.12. Trustee May Enforce Claims Without Possession of
                     Certificates............................................ 88
      Section 11.13. Suits for Enforcement................................... 88
      Section 11.14. Rights of Certificateholders To Direct Trustee.......... 89
      Section 11.15. Representations and Warranties of Trustee............... 89
      Section 11.16. Maintenance of Office or Agency......................... 89

                                   ARTICLE XII

                                   Termination

      Section 12.01. Termination of Trust.................................... 91
      Section 12.02. Final Distribution...................................... 91
      Section 12.03. Transferor's Termination Rights......................... 92
      Section 12.04. Defeasance.............................................. 92
      Section 12.05. Optional Purchase....................................... 94

                                  ARTICLE XIII

                            Miscellaneous Provisions

      Section 13.01. Amendment; Waiver of Past Defaults...................... 95
      Section 13.02. Protection of Right, Title and Interest to Trust........ 96
      Section 13.03. Limitation on Rights of Certificateholders.............. 97
      Section 13.04. GOVERNING LAW........................................... 98
      Section 13.05. Notices; Payments....................................... 98
      Section 13.06. Rule 144A Information................................... 99
      Section 13.07. Severability of Provisions.............................. 99
      Section 13.08. Assignment.............................................. 99


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      Section 13.09. Certificates Nonassessable and Fully Paid............... 99
      Section 13.11. Further Assurances...................................... 99
      Section 13.12. Nonpetition Covenant....................................100
      Section 13.13. No Waiver; Cumulative Remedies..........................100
      Section 13.14. Counterparts............................................100
      Section 13.15. Third-Party Beneficiaries...............................100
      Section 13.16. Actions by Certificateholders...........................100
      Section 13.17. Merger and Integration..................................100
      Section 13.18. Headings................................................101
      Section 13.19. Construction of Agreement...............................101

EXHIBITS

Exhibit A   Form of Transferor Certificate
Exhibit B   Form of Assignment of Receivables in Additional Accounts
Exhibit C   Form of Reassignment of Receivables in Removed Accounts
Exhibit D   Form of Annual Servicer's Certificate
Exhibit E-1 Private Placement Legend
Exhibit E-2 Representation Letter
Exhibit E-3 ERISA Legend
Exhibit F-1 Form of Certificate of Foreign Clearing Agency
Exhibit F-2 Form of Alternate Certificate to be delivered to Foreign Clearing
            Agency
Exhibit F-3 Form of Certificate to be delivered to Foreign Clearing Agency Exhibit G-1 Form of Opinion of Counsel with respect to Amendments
Exhibit G-2 Form of Opinion of Counsel with respect to Accounts
Exhibit H   Amendment to Section 9.02

SCHEDULES

Schedule 1  List of Accounts [Deemed Incorporated]


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            POOLING AND SERVICING AGREEMENT dated as of March 1, 1998, among CC
CREDIT CARD CORPORATION, a Delaware corporation, as Transferor, TRAVELERS BANK & TRUST, fsb, a federally-chartered savings bank, as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

            In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer (to the extent provided herein and in any Supplement):

                                    ARTICLE I

                                   Definitions

            Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            "Account" shall mean each Initial Account and each Additional Account, but shall exclude any Account in which all the Receivables are either reassigned or assigned to the Transferor or its designee or the Servicer in accordance with the terms of this Agreement. The definition of Account shall include each account into which an Account is transferred (a "Transferred Account"); provided that (i) such transfer is made in accordance with the Credit Card Guidelines and (ii) such Transferred Account can be traced or identified, by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.01 or 2.09, as an account into which an Account has been transferred. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

            "Account Owner" shall mean Travelers Bank & Trust, fsb, The Travelers Bank USA or any other entity which is the issuer of the credit card relating to an Account pursuant to a Cardholder Agreement.

            "Accumulation Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period, including any controlled accumulation period or rapid accumulation period, in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class within such Series, in each case as defined for such Series in the related Supplement.

            "Act" shall mean the Securities Act of 1933, as amended.
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            "Addition" shall mean the designation of (i) additional Eligible
Accounts to be included as Accounts or (ii) Participation Interests to be included as Trust Assets pursuant to subsection 2.09(a), (b) or (d).

            "Addition Cut-Off Date" shall mean, with respect to any Additional Accounts or Participation Interests to be included in the Trust, the date specified in the related Assignment.

            "Addition Date" shall mean (i) with respect to Additional Accounts, the date on which the Receivables in such Additional Accounts are conveyed to the Trust pursuant to subsection 2.09(a), (b) or (d) and (ii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to subsection 2.09(a) or
(b).

            "Additional Account" shall mean each consumer revolving credit card account established pursuant to a Cardholder Agreement, which account is designated pursuant to subsection 2.09(a), (b) or (d) to be included as an Account and is identified in a computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Sections 2.01 and 2.09.

            "Additional Transferors" shall have the meaning specified in subsection 2.09(e).

            "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event or Reinvestment Event with respect to any Series or (b) materially adversely affect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class pursuant to this Agreement and the related Supplement.

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Investor Amount" shall mean, as of any date of determination, the sum of (i) the aggregate Investor Amounts of all Series of Certificates issued and outstanding on such date of determination plus (ii) the sum of the Enhancement Investor Amounts, if any, for all outstanding Series on such date of determination.

            "Aggregate Series Percentage" shall mean, with respect to Principal Receivables, Defaulted Receivables and Finance Charge Receivables as of any date of determination, the sum of the Series Percentages for such categories of Receivables for all outstanding Series on such date of determination; provided, however, that the Aggregate Series Percentage shall not exceed 100%.


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            "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

            "Amortization Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, controlled accumulation period, the principal amortization period, the rapid amortization period, the rapid accumulation period, the optional amortization period, the limited amortization period or other amortization period or accumulation period, in each case as defined with respect to such Series in the related Supplement.

            "Applicants" shall have the meaning specified in Section 6.08.

            "Assignment" shall have the meaning specified in subsection 2.09(c)(vii).

            "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, the City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

            "Automatic Additional Account" shall have the meaning specified in subsection 2.09(d)(i).

            "Bearer Certificates" shall have the meaning specified in Section 6.01.

            "Benefit Plan" shall have the meaning specified in subsection 6.04(c) .

            "Book-Entry Certificates" shall mean beneficial interests in (including security entitlements relating thereto) the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

            "Business Day" shall mean any day other than (a) a Saturday or Sunday, (b) any other day on which banking institutions in New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) or any other State in which the principal executive offices of CC Credit Card Corporation or any Additional Transferor or the Trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed, or (c) for purposes of any particular Series, any other day specified in the applicable Series Supplement.

            "Cardholder Agreement" shall mean, with respect to a consumer revolving credit card account, the agreements between an Account Owner, and the related Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.


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            "Cash Advance Fees" shall have the meaning specified in the
Cardholder Agreement applicable to an Account for cash advance fees or similar terms.

            "Cedel" shall mean Cedel Bank, societe anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

            "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificates.

            "Certificateholder" or "Holder" shall mean an Investor Certificateholder or a Person in whose name any one of the Transferor Certificates is registered.

            "Certificateholders' Interest" shall have the meaning specified in
Section 4.01.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

            "Certificate Register" shall mean the register maintained pursuant to Section 6.04, providing for the registration of the Registered Certificates and the Transferor Certificates and transfers and exchanges thereof.

            "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

            "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and serving as a clearing agency for a Series or Class of Book-Entry Certificates.

            "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collection Account" shall have the meaning specified in Section
4.02.


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            "Collections" shall mean all payments by or on behalf of Obligors
(including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks (to the extent collected), wire transfers, electronic transfers, ATM transfers or other form of payment in accordance with the Cardholder Agreement in effect from time to time. Collections shall not, however, include Recoveries or Interchange. As specified in any Participation Interest Supplement or Supplement, Collections shall include amounts received with respect to Participation Interests.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Companion Series" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Amount of such Series results in the increase of the Investor Amount of such other Series, as described in the related Supplements, and (ii) such other Series.

            "Contractually Delinquent" with respect to an Account, shall mean an Account as to which the required minimum payment set forth on the related billing statement has not been received by the due date thereof.

            "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286.

            "Coupon" shall have the meaning specified in Section 6.01.

            "Credit Card Guidelines" shall mean the written policies and procedures of Travelers Bank & Trust, fsb, The Travelers Bank USA or any other Account Owner, as the case may be, relating to the operation of its consumer revolving lending business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card account customers, the extension of credit to credit card account customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time.

            "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the Business Day such transaction or receipt of Collections is first recorded on the Servicer's computer file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

            "Defaulted Amount" shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables of which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the


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terms of this Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

            "Defaulted Receivables" shall mean, with respect to any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the month following the day the related Account becomes 180 days Contractually Delinquent unless the Obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the applicable Credit Card Guidelines.

            "Defeasance" shall have the meaning specified in subsection
12.04(a).

            "Defeased Series" shall have the meaning specified in subsection 12.04(a).

            "Definitive Certificates" shall have the meaning specified in
Section 6.10.

            "Definitive Euro-Certificates" shall have the meaning specified in
Section 6.13.

            "Depositaries" shall mean the Person specified in the applicable Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agencies.

            "Depository Agreement" shall mean, if applicable with respect to any Series or Class, the depository agreement among the Transferor, the Trustee and a Clearing Agency, or as otherwise provided in the related Supplement.

            "Determination Date" shall mean, unless otherwise specified in the related Supplement, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

            "Discount Option Collections" shall have the meaning specified in
Section 2.12. The aggregate amount of Discount Option Collections on any Date of Processing shall equal the product of (a) the amount of any Collections of Principal Receivables received on such Date of Processing and (b) the Discount Percentage, if any, in effect on such Date of Processing.


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

            "Discount Option Date" shall have the meaning specified in Section 2.12.

            "Discount Percentage" shall have the meaning specified in Section 2.12.

            "Distribution Date" shall mean, unless otherwise defined in a Supplement with respect to a Series, the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

            "Dollars," "$" or "U.S. $" shall mean United States Dollars.

            "Eligible Account" shall mean a consumer revolving credit card account owned by Travelers Bank & Trust, fsb or The Travelers Bank USA, in the case of the Initial Accounts, or Travelers Bank & Trust, fsb or The Travelers Bank USA or other Account Owner, in the case of Additional Accounts, which accounts are identified by the relevant Account Owner as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable, as having the following characteristics:

            (a) is in existence and maintained by Travelers Bank & Trust, fsb or The Travelers Bank USA, in the case of the Initial Accounts, or Travelers Bank & Trust, fsb, The Travelers Bank USA or other Account Owner in the case of Additional Accounts;

            (b) is payable in Dollars;

            (c) is not a corporate account;

            (d) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the applicable Account Owner as having been lost or stolen;

            (e) the Obligor of which has provided, as his or her billing address, an address located in the United States (or its territories or possessions or military address);

            (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and

            (g) except as provided below, does not have any Receivables which have been identified by the applicable Account Owner or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card.

            Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Transferor believes the related Obligor is bankrupt, or as to which certain Receivables have been identified by the Obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the Account Owner or the Servicer as lost or stolen, in each case as of the Initial Cut-Off Date, with respect to the Initial Accounts, and as of the related Addition Cut-Off Date, with respect to Additional Accounts; provided that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the Account


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

Owner (and is treated for purposes of this Agreement) as "zero," and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Card Guidelines.

            "Eligible Institution" shall mean a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which depository institution at all times (a) has either (i) a long-term unsecured debt rating of A1 or better by Moody's or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution for the purposes of this definition.

            "Eligible Investments" shall mean securities, instruments, securities entitlements or other investment property with respect to:

                        (a) direct obligations of, and obligations fully
            guaranteed as to timely payment of principal and interest by, the United States of America;

                        (b) demand deposits, time deposits or certificates of
            deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

                        (c) commercial paper or other short-term obligations
            having initial maturities of no more than 270 days, and having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

                        (d) notes or bankers' acceptances (having original
            maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

                        (e) investments in money market funds rated in the
            highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

                        (f) time deposits, other than as referred to in clause
            (e) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or

                        (g) any other investments approved in writing by each
            Rating Agency.

                        "Eligible Receivable" shall mean each Receivable:

                        (a) which has arisen under an Eligible Account;

                        (b) which was created in compliance with all
            Requirements of Law applicable to the institution which owned the Receivable at the time of its creation, the failure to comply with which would have a material adverse effect on Investor Certificateholders, and pursuant to a Cardholder Agreement which complies in all material respects with all Requirements of Law applicable to the Account Owner, the failure to comply with which would have a material adverse effect on Investor Certificateholders;

                        (c) with respect to which all material consents,
            licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained or given by the Account Owner, in connection with the creation of such Receivable or the execution, delivery and performance by the Account Owner of its obligations, if any, under the related Cardholder Agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable;

                        (d) as to which, at the time of the transfer of such
            Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

                        (e) which has been the subject of either a valid
            transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

                        (f) which at and after the time of transfer to the Trust
            is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                        (g) which constitutes either an "account" or a "general
            intangible" under and as defined in Article 9 of the UCC;

                        (h) which, at the time of its transfer to the Trust, has
            not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts;

                        (i) which, at the time of its transfer to the Trust, is
            not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by Section 3.09 to make an adjustment;

                        (j) as to which, at the time of its transfer to the
            Trust, the relevant Account Owner has satisfied all its obligations required to be satisfied by such time; and

                        (k) as to which, at the time of its transfer to the
            Trust, none of the Transferor, the Servicer, Travelers Bank & Trust, fsb, The Travelers Bank USA or any other Account Owner, as the case may be, has taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

            "Eligible Servicer" shall mean the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer,
(a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts (including, if applicable, the ability to service MasterCard and VISA credit card accounts),
(c) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under this Agreement, (d) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care, and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

            "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

            "Enhancement Investor Amount" shall have the meaning, if applicable with respect to any Series, specified in the related Supplement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

            "Excess Allocation Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Excess Finance Charge Collections, as more specifically set forth in the Supplement. If so specified in the Supplement for a Group of Series, such Series may be Excess Allocation Series only for the Series in such Group.

            "Excess Finance Charge Collections" shall have the meaning specified in subsection 4.04(b).

            "Excess Funding Account" shall have the meaning specified in Section 4.02.

            "Excess Funding Amount" shall mean the amount on deposit in the Excess Funding Account.

            "Excess Spread" with respect to each Series shall have the meaning specified in the applicable Supplement.

            "Excess Transferor Finance Charge Collections" shall have the meaning specified in subsection 4.04(c).

            "Exchange Date" shall mean, with respect to any Series, any date that is after the related Closing Date, in the case of Definitive
Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) annual membership fees and annual service charges, (iii) Late Fees, (iv) Overlimit Fees, (v) Cash Advance Fees and (vi) all other fees and charges with respect to the Accounts designated by the Transferor to be included as Finance Charge Receivables. Collections of Finance Charge Receivables shall not, however, include Recoveries or Interchange. Finance Charge Receivables shall also include the interest portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Supplement.

            "Finance Charge Shortfall" shall have the meaning specified in subsection 4.04(b).

            "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            "Foreign Clearing Agency" shall mean Cedel and the Euroclear
Operator.

            "Global Certificate" shall have the meaning specified in subsection 6.13(a).

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

            "Ineligible Receivables" shall have the meaning specified in subsection 2.05(a).

            "Initial Account" shall mean each MasterCard(R) and VISA(R)(1) account established pursuant to a Cardholder Agreement between Travelers Bank & Trust, fsb or The Travelers Bank USA and any Person, and identified by account number and by the Receivable balance in a computer file or microfiche list delivered to the Trustee by the Transferor on or prior to the Initial Closing Date pursuant to Section 2.01.

            "Initial Closing Date" shall mean March 6, 1998.

            "Initial Cut-Off Date" shall mean December 31, 1997.

            "Insolvency Event" shall have the meaning specified in subsection 9.01(a)(i).

            "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

            "Interchange" shall mean interchange fees payable to any Account Owner, in its capacity as credit card issuer, through MasterCard or VISA in connection with cardholder charges for goods, services and cash advances.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

            "Investor Amount" shall mean, with respect to any Series and for any date, an amount equal to the Investor Amount specified in the related Supplement.

--------
(1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

            "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

            "Investor Certificates" shall mean any certificated or uncertificated interest in the Trust designated as, or deemed to be, an "Investor Certificate" in the related Supplement.

            "Late Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for late fees or similar terms.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement; provided, however, that any assignment or transfer pursuant to subsection 6.03(c) or (d) or Section 7.02 shall not be deemed to constitute a Lien.

            "Manager" shall mean the lead manager, manager or co-manager or Person performing a similar function with respect to an offering of Definitive Euro-Certificates.

            "MasterCard" shall mean MasterCard International Incorporated.

            "Monthly Period" shall mean, with respect to each Distribution Date, unless otherwise provided in a Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period with respect to any Series will be as designated in the related Supplement.

            "Monthly Servicing Fee" shall have the meaning specified in Section 3.02.

            "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

            "Notices" shall have the meaning specified in subsection 13.05(a).

            "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

            "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the Chairman of the Board, President, any Vice President or the Treasurer of the Transferor or the Servicer, as the case may be.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

            "Overlimit Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

            "Participation Interests" shall have the meaning specified in subsection 2.09(a)(ii).

            "Participation Interest Supplement" shall mean a Supplement entered into pursuant to subsections 2.09(a)(ii) and 13.01(a) in connection with the conveyance of Participation Interests to the Trust.

            "Participating Transferor" shall have the meaning specified in subsection 2.09(c)(i).

            "Paying Agent" shall mean any paying agent and co-paying agent appointed pursuant to Section 6.07 and shall initially be the Trustee; provided, that if the Supplement for a Series so provides, a Paying Agent may be appointed with respect to such Series.

            "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

            "Periodic Finance Charges" shall have the meaning specified in the Cardholder Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

            "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Principal Receivable" shall mean all amounts charged by Obligors for merchandise and services, cash advances and check advances, but shall not include Finance Charge Receivables or Defaulted Receivables. Principal Receivables shall also include the principal portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Supplement. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the related Transferor is unable to transfer as provided in
Section 2.11 shall not be included in calculating the aggregate amount of Principal Receivables, except to the extent so provided in Section 2.11.

            "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections. If so specified in the

Supplement for a Group of Series, such Series may be Principal Sharing Series only for the Series in such Group.

            "Principal Shortfalls" shall have the meaning specified in subsection 4.04(a).

            "Principal Terms" shall mean, with respect to any Series, (i) the name or designation; (ii) the Initial Investor Amount, the Series Investor Amount and the Series Invested Amount (or method for calculating such amounts);
(iii) the Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue;
(v) the method for allocating Collections to Certificateholders of such Series;
(vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the method of calculating the servicing fee with respect thereto; (viii) the terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Transferor or remarketed to other investors;
(x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitations imposed thereon;
(xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, to which such Series belongs; (xvi) whether or not such Series is a Principal Sharing Series, whether such Series is an Excess Allocation Series, and whether such Series is entitled to share Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections; and (xvii) any other terms of such Series.

            "Qualified Account" shall mean either (a) a segregated trust account established with the corporate trust department of a Securities Intermediary or
(b) a segregated account with a Securities Intermediary that is an Eligible Institution.

            "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to rate the Investor Certificates of such Series or Class, as specified in the related Supplement.

            "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

            "Reassignment" shall have the meaning specified in Section 2.10.

            "Receivable" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

            "Receivables Transfer Agreements" shall mean, (i) the receivables transfer agreement between Travelers Bank & Trust, fsb and the Transferor and
(ii) the receivables transfer agreement between The Travelers Bank USA and the Transferor, each dated as of March 1, 1998, and in each case as amended from time to time in accordance with the terms thereof, and (iii) any receivables transfer agreement, substantially in the form of the agreements entered into by Travelers Bank & Trust, fsb and The Travelers Bank USA, entered into between the Transferor and an Account Owner in the future; provided, that before the Transferor shall enter into any additional receivables transfer agreement as described in (iii) of this definition, (A) the Rating Agency Condition is satisfied with respect to such receivables transfer agreement and (B) the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that such officer reasonably believes that the execution and delivery of such receivables transfer agreement and the purchase of Receivables from the Account Owner named therein will not have an Adverse Effect.

            "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period, except as otherwise provided with respect to a Series in the related Supplement.

            "Recoveries" shall mean amounts, excluding Insurance Proceeds, received by the Servicer with respect to Receivables which have previously become Defaulted Receivables.

            "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

            "Registered Certificates" shall have the meaning specified in
Section 6.01.

            "Reinvestment Event" shall mean, with respect to any Series, such event or events, if any, specified in the Supplement as an event resulting in a rapid accumulation period with respect to such Series, which may include events designated herein as Trust Pay Out Events.

            "Removal Cut-Off Date" shall have the meaning specified in subsection 2.10(b).

            "Removal Date" shall have the meaning specified in subsection
2.10(a).

            "Removal Notice Date" shall have the meaning specified in subsection 2.10(a).

            "Removed Accounts" shall have the meaning specified in Section 2.10.

            "Required Designation Date" shall have the meaning specified in subsection 2.09(a).

            "Required Principal Balance" shall mean, as of any date of determination, an amount equal to the difference between (a) the sum of the Series Investor Amounts for each Series outstanding on such date, minus (b) the Excess Funding Amount.

            "Required Transferor Amount" shall mean, with respect to any date, an amount equal to (i) the product of the Required Transferor Percentage and
(ii)(a) the aggregate amount of Principal Receivables times (b) one minus the Discount Percentage.

            "Required Transferor Percentage" shall mean 5%; provided, however, that the Transferor may reduce the Required Transferor Percentage upon (x) 30 days' prior notice to the Trustee and each Rating Agency, (y) satisfaction of the Rating Agency Condition with respect thereto and (z) delivery to the Trustee of a certificate of a Vice President or more senior officer of the Transferor stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter have an Adverse Effect; provided further, that the Required Transferor Percentage shall not at any time be less than 2%.

            "Requirements of Law" with respect to any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee) including any Vice President, any Assistant Secretary, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Revolving Credit Agreement" shall mean the Funding Agreement dated March 6, 1998 between the Transferor and Commercial Credit Company.

            "Revolving Period" shall mean, with respect to any Series, the period specified as such in the related Supplement.

            "RTC" shall mean the Resolution Trust Corporation or any successor.

            "Rule 144A" shall mean Rule 144A under the Act, as such Rule may be amended from time to time.

            "Securities Intermediary" shall mean The Bank of New York or any other entity that is a depository institution that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which has a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

            "Series" shall mean any series of Investor Certificates established pursuant to a Supplement.

            "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of any Series or Class, as specified in any Supplement.

            "Series Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, cash collateral guaranty, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

            "Series Enhancer" shall mean the Person or Persons providing any Series Enhancement, other than the Investor Certificateholders of any Series or Class which is subordinated to another Series or Class.

            "Series Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

            "Series Investor Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

            "Series Pay Out Event" shall mean, with respect to any Series, each event, if any, specified in the Supplement as a Series Pay Out Event with respect to such Series.

            "Series Percentage" shall have, with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, and any Series of Certificates, the meaning stated in the related Supplement.

            "Series Termination Date" shall mean, with respect to any Series, the termination date for such Series specified in the related Supplement.

            "Servicer" shall mean initially Travelers Bank & Trust, fsb and its permitted successors and assigns, in its capacity as Servicer pursuant to this Agreement, and thereafter any Person appointed Successor Servicer as herein provided.

            "Servicer Default" shall have the meaning specified in Section
10.01.

            "Servicing Fee" shall have the meaning specified in Section 3.02.

            "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate specified in the related Supplement.

            "Servicing Officer" shall mean any officer of the Servicer, or any attorney-in-fact of the Servicer, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            "Shared Principal Collections" shall have the meaning specified in subsection 4.04(a).

            "Shared Transferor Principal Collections" shall have the meaning specified in Section 4.04(d).

            "Standard & Poor's" shall mean Standard & Poor's Ratings Group or its successor.

            "Successor Servicer" shall have the meaning specified in subsection 10.02(a).

            "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

            "Supplemental Certificate" shall have the meaning specified in subsection 6.03(c).

            "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, (a) for Federal income tax purposes, such action will not adversely affect the tax characterization of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) such action will not cause the Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust.

            "Termination Notice" shall have the meaning specified in Section 10.01.

            "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.04.

            "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

            "Transfer Restriction Event" shall have the meaning specified in
Section 2.11

            "Transferor" shall mean (a) CC Credit Card Corporation, a wholly-owned special purpose subsidiary of Commercial Credit Company and incorporated in the state of

Delaware, or its successor under this Agreement and (b) any Additional Transferor or Transferors. References to "each Transferor" shall refer to each entity mentioned in the preceding sentence and references to "the Transferor" shall refer to all such entities.

            "Transferor Amount" shall mean, on any date of determination, an amount equal to (i) the sum of (a) an amount equal to the product of (x) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination times (y) one minus the Discount Percentage, plus (b) the Excess Funding Amount at the end of the day immediately prior to such date of determination, minus (ii) the sum of the Series Invested Amounts for each Series outstanding on such date at the end of such day.

            "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with subsection 2.09(e).

            "Transferor Certificates" shall mean, collectively, the Transferor Certificate and any outstanding Supplemental Certificates.

            "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Series Percentage with respect to such categories of Receivables.

            "Transferor's Interest" shall have the meaning specified in Section 4.01.

            "Transferred Account" shall have the meaning set forth in the definition of "Account."

            "Travelers Bank & Trust, fsb" shall mean Travelers Bank & Trust, fsb, a federally chartered savings bank, and its successors and assigns.

            "The Travelers Bank USA" shall mean The Travelers Bank USA, a Delaware state chartered bank corporation, and its successors and assigns.

            "Trust" shall mean the Travelers Bank Credit Card Master Trust I created by this Agreement.

            "Trust Assets" shall have the meaning specified in Section 2.01.

            "Trustee" shall mean The Bank of New York, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

            "Trust Pay Out Event" shall mean each event specified in subsection 9.01; provided, however, that with respect to any Series, if so specified in the related Supplement, a Trust Pay Out Event may instead be a Reinvestment Event.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the State of Delaware or any other state or states where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

            "United States" shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "Vice President" when used with respect to the Transferor or the Servicer shall mean any vice president thereof whether or not designated by a number or word or words added before or after the title "vice president."

            "VISA" shall mean VISA USA, Inc.

            Section 1.02. Other Definitional Provisions.

            (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

            (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (d) The agreements, representations and warranties of CC Credit Card Corporation and Travelers Bank & Trust, fsb in this Agreement in each of their respective capacities as Transferor and as Servicer, shall be deemed to be the agreements, representations and warranties of CC Credit Card Corporation and Travelers Bank & Trust, fsb solely in each such capacity for so long as CC Credit Card Corporation and Travelers Bank & Trust, fsb act in each such capacity under this Agreement. The agreements, representations and warranties of Travelers Bank & Trust, fsb, in its individual capacity shall survive for so long as Travelers Bank & Trust, fsb, is an Account Owner or any Receivables in the Trust are Receivables that were transferred to the Transferor or the Trust by Travelers Bank & Trust, fsb or in which Receivables Travelers Bank & Trust, fsb granted a security interest to the Trustee.

            (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

            (f) Unless otherwise specifically provided herein, the failure of this Agreement to specify the meaning of a term or the applicability of a provision to any Series shall not preclude the meaning of such term or the applicability of such provision with respect to such Series being set forth in the Supplement therefor.

                               [END OF ARTICLE I]

                                   ARTICLE II

                            Conveyance of Receivables

            Section 2.01. Conveyance of Receivables. By execution of this Agreement, CC Credit Card Corporation as Transferor, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto (excluding, however, any and all Recoveries) and all proceeds (including "proceeds" as defined in the UCC) thereof and any other Trust Assets (as hereinafter defined). Such property, together with all monies and other property on deposit in or credited to or held in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of Travelers Bank & Trust, fsb, The Travelers Bank USA or other Account Owner, or the Servicer, the Transferor, any Additional Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchant clearance systems, VISA, MasterCard or insurers. The foregoing transfer, assignment, set over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment set over and conveyance shall be construed accordingly.

            The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in the Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the Initial Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

            The Transferor further agrees, at its own expense, (a) on or prior to (x) the Initial Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to cause the Account Owner to indicate in their respective computer files and the Transferor will indicate in its records that Receivables created in connection with the Accounts (other than Removed Accounts) have been conveyed to the Trust pursuant to this

Agreement for the benefit of the Certificateholders (or conveyed to the Transferor or its designee in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files the code "30" or "31" or any other clearly specified code in the FDR Account Flagged field of such computer files, and (b) on or prior to the Initial Closing Date, each Addition Date and each Removal Date, as applicable, to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable Addition Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Cut-Off Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Transferor agrees not to alter the code or field referenced in clause (a) above with respect to any Account during the term of this Agreement unless and until such Accounts become Removed Accounts or unless and until (i) the Transferor shall give written notice of any such alteration to the Trustee, such written notice to be as of the date of its receipt by the Trustee incorporated into and made part of this Agreement, and (ii) the Trustee and the Transferor shall execute and file any UCC financing statement or amendment thereof necessitated by such alteration.

            Section 2.02. Acceptance by Trustee.

            (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list relating to the Initial Accounts described in the last paragraph of Section 2.01.

            (b) The Trustee hereby agrees not to disclose to any Person (or to any other department or operating division of the Trustee, other than the corporate trust department of the Trustee or, if the Trustee shall be appointed the Successor Servicer, such other departments or operating divisions of the Trustee as shall be necessary to fulfill its duties as Servicer), any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 or otherwise delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder, (iii) in enforcing the rights of Certificateholders,
(iv) to bona fide creditors or potential creditors of any Account Owner, the Servicer or any Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Transfer Agreements or (v) after consultation with the Transferor, as requested by any Person in connection with the financing statements filed pursuant to this Agreement. The Trustee also agrees not to use any of the foregoing information for any purpose other than for the purposes provided for in this Agreement. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferor with notice five Business Days prior to any disclosure pursuant to this subsection 2.02(b).

            (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

            Section 2.03. Representations and Warranties of Each Transferor Relating to Such Transferor. Each Transferor hereby represents and warrants to the Trust as of each Closing Date (but only if it was a Transferor on such date) that:

            (a) Organization and Good Standing. Such Transferor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, and has in all material respects, full corporate power and authority to own or lease its properties and conduct its business as such properties are presently owned or leased and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement, any Receivables Transfer Agreement to which it is a party and each applicable Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

            (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Cardholder Agreement relating to an Account specified in a Receivables Transfer Agreement with such Transferor or any Receivable transferred to the Trust by such Transferor unenforceable by such Transferor, the Servicer or the Trustee or (ii) would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement; provided, however, that no representation or warranty is made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby.

            (c) Due Authorization. The execution, delivery and performance of this Agreement, each Receivables Transfer Agreement to which it is a party and each Supplement by such Transferor and the execution and delivery to the Trustee of the Certificates and the consummation by such Transferor of the transactions provided for in this Agreement, each Receivables Transfer Agreement to which it is a party and each Supplement have been duly authorized by such Transferor by all necessary corporate action on the part of such Transferor and this Agreement, each Receivables Transfer Agreement to which it is a party and each Supplement will remain, from the time of its execution, an official record of such Transferor.

            (d) No Conflict. The execution and delivery by such Transferor of this Agreement, each Receivables Transfer Agreement to which it is a party, each Supplement and the Certificates, the performance by such Transferor of the transactions contemplated by this Agreement, each Receivables Transfer Agreement to which it is a party and each Supplement and the fulfillment by such Transferor of the terms hereof and thereof applicable to such Transferor will not conflict with or violate any Requirement of Law applicable to such Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Transferor is a party or by which it or any of its properties are bound.

            (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of such Transferor, threatened against such Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Receivables Transfer Agreement to which it is a party, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Receivables Transfer Agreement to which it is a party, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement, any Receivables Transfer Agreement to which it is a party, or any Supplement, (iv) seeking any determination or ruling that, in the reasonable judgment of such Transferor, materially and adversely affect the validity or enforceability of this Agreement, any Receivables Transfer Agreement to which it is a party, any Supplement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust or any Certificates under the United States Federal or any State income or franchise tax systems.

            (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained, effected or given by such Transferor in connection with the execution and delivery by such Transferor of this Agreement, any Receivables Transfer Agreement to which it is a party, each Supplement and the Certificates, the performance by such Transferor of the transactions contemplated by this Agreement, each Receivables Transfer Agreement to which it is a party and each Supplement and the fulfillment by such Transferor of the terms hereof and thereof, have been duly obtained, effected or given and are in full force and effect except for approvals, authorizations, consents, orders or other actions which if not obtained will not individually or in the aggregate have any material adverse effect upon the ability of the Transferor to perform its obligations hereunder; and provided, however, that such Transferor makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

            (g) Insolvency. No Insolvency Event with respect to such Transferor has occurred and the transfer of the Receivables by such Transferor to the Trust has not been made in contemplation of the occurrence thereof.

            The representations and warranties of each Transferor set forth in this Section 2.03 shall survive the transfer and assignment by such Transferor of the respective Receivables to the Trust. Upon discovery by such Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by such Transferor set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the others. Such Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.

            Section 2.04. Representations and Warranties of Each Transferor Relating to the Agreement, the Receivables Transfer Agreements and Any Supplement and the Receivables.

            (a) Representations and Warranties. Each Transferor hereby represents and warrants to the Trust as of each Closing Date and, with respect to Additional Accounts the Receivables in which are being transferred by such Transferor to the Trust, as of the related Addition Date (but only if, in either case, it was a Transferor on such date) that:

                        (i) this Agreement, any Receivables Transfer Agreement
            to which it is a party, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally from time to time in effect or general principles of equity (whether considered in a suit at law or in equity);

                        (ii) as of the Initial Cut-Off Date and as of the
            related Addition Date with respect to Additional Accounts, the portion of Schedule 1 to this Agreement under such Transferor's name, as supplemented on such date, is an accurate and complete listing in all material respects of all the Accounts the Receivables in which were transferred by such Transferor as of the Initial Cut-Off Date or such Addition Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or such Addition Cut-Off Date, as the case may be;

                        (iii) each Receivable conveyed to the Trust by such
            Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates (other than Liens permitted under subsection 2.07(b)) and in compliance, in all material respects, with all Requirements of Law applicable to such Transferor;

                        (iv) all authorizations, consents, orders or approvals
            of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance by such Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect except for such authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority which if not obtained, effected or given will not, individually or in the aggregate, have any material adverse effect upon the Transferor's conveyance of Receivables to the Trust or otherwise materially and adversely affect the ability of the Transferor to perform its obligations hereunder;

                        (v) either this Agreement or, in the case of Additional
            Accounts, the related Assignment constitutes an absolute sale, transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables conveyed to the Trust by such Transferor and the proceeds thereof or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute an absolute sale of such property, it constitutes a grant by such Transferor of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement or, with respect to then-existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements pursuant to Sections 2.01 and 2.09 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for (x) Liens permitted under subsection 2.07(b), (y) the interests of the Transferor as Holder of the Transferor Certificate or any Supplemental Certificate, and (z) the Transferor's right, if any, to interest accruing on and investment earnings, if any, in respect of the Collection Account or any Series Account, as provided in this Agreement or the related Supplement; provided, however, that such Transferor makes no representation or warranty with respect to the effect of Section 9-306 of the UCC on the rights of the Trustee to proceeds held by such Transferor;

                        (vi) except as otherwise expressly provided in this
            Agreement or any Supplement, neither such Transferor nor any Person claiming through or under such Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement;

                        (vii) on the Initial Cut-Off Date, each Initial Account
            specified in Schedule 1 with respect to such Transferor is an Eligible Account and, on the applicable Addition Cut-Off Date, each related Additional Account specified in Schedule 1 with respect to such Transferor is an Eligible Account;

                        (viii) on the Initial Cut-Off Date, each Receivable then
            existing and conveyed to the Trust by such Transferor is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable contained in any related Additional Account and conveyed to the Trust by such Transferor is an Eligible Receivable;

                        (ix) as of the date of the creation of any new
            Receivable in an Account specified in a Receivables Transfer Agreement with such Transferor, such Receivable is an Eligible Receivable; and

                        (x) no selection procedures believed by such Transferor
            to be materially adverse to the interests of the Investor Certificateholders have been used in selecting the Initial Accounts or Additional Accounts.

            (b) Notice of Breach. The representations and warranties of each Transferor set forth in this Section 2.04 shall survive the transfer and assignment by such Transferor of Receivables to the Trust. Upon discovery by such Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by such Transferor set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others. Such Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.04, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

            Section 2.05. Reassignment of Ineligible Receivables.

            (a) Reassignment of Receivables. In the event (i) any representation or warranty contained in subsection 2.04(a)(ii), (iii), (iv), (vii), (viii),
(ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Account or the related Receivables transferred to the Trust by such Transferor and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by such Transferor or receipt by such Transferor of notice thereof given by the Trustee, or (ii) it is so provided in subsection 2.07(a) with respect to any Receivables transferred to the Trust by such Transferor, then such Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) such Transferor shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. The Transferor will notify the Rating Agencies of any such breach that is not cured within the time periods specified above.

            (b) Price of Reassignment. The Servicer shall deduct the portion of the Ineligible Receivables reassigned to each Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the relevant Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount (up to the amount of such Principal Receivables).

            Upon the deposit, if any, required to be made to the Excess Funding Account as provided in this Section and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the relevant Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of Ineligible Receivables pursuant to this Section. The obligation of each Transferor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders).

            Section 2.06. Reassignment of Receivables in Trust Portfolio. In the event any representation or warranty of a Transferor set forth in subsection 2.03(a) or (c) or subsection 2.04(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables transferred to the Trust by such Transferor, then either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount, by notice then given to such Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct such Transferor to accept a reassignment of the Receivables transferred to the Trust by such Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. The Transferor will notify the Rating Agencies of any such breach that is not cured within the time periods specified above.

            The relevant Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and the terms of each Supplement.

            Upon the deposit, if any, required to be made to the Collection Account as provided in this Section and the reassignment of the Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the relevant Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of each Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.

            Section 2.07. Covenants of the Transferor. Each Transferor hereby covenants as follows:

            (a) Receivables to be Accounts or General Intangibles. Except in connection with the enforcement or collection of a Receivable, such Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced, it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.05(a) and shall be reassigned to such Transferor in accordance with subsection 2.05(b); provided, however, that Receivables evidenced by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

            (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable transferred by it to the Trust, whether now existing or hereafter created, or any interest therein; such Transferor will immediately notify the Trustee of the existence of any Lien on any such Receivable; and such Transferor shall defend the right, title and interest of the Trust in, to and under such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor; provided, however, that nothing in this subsection 2.07(b) shall prevent or be deemed to prohibit such Transferor from suffering to exist upon any of the Receivables transferred by it to the Trust any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if such Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (c) Transferor's Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section 7.02 and as provided in Sections 2.09(e) and 6.03, such Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor's Interest represented by the Transferor Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

            (d) Delivery of Collections. In the event that such Transferor receives Collections, such Transferor agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Transferor.

            (e) Notice of Liens. Such Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and under the Receivables Transfer Agreements or Liens permitted under subsection 2.07(b).

            (f) Amendment of the Certificate of Incorporation. Such Transferor will not amend in any material respect its Certificate of Incorporation without providing the Rating Agency with notice no later than the fifth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

            (g) Other Indebtedness. Such Transferor shall not incur any additional debt, unless (i) such debt is incurred pursuant to the Revolving Credit Agreement or (ii) the Rating Agency is provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and the Rating Agency Condition is satisfied with respect to the incurrence of such debt.

            (h) Separate Corporate Existence. Such Transferor shall:

                        (i) Maintain in full effect its existence, rights and
            franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and any Receivables Transfer Agreement to which it is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

                        (ii) Maintain its own bank or securities account or
            accounts, separate from those of any Affiliate of such Transferor, with commercial financial institutions. The funds and other property of such Transferor will not be diverted to any other Person or for other than the corporate use of such

            Transferor, and, except as may be expressly permitted by this Agreement or any Receivables Transfer Agreement to which it is a party, the funds and other property of such Transferor shall not be commingled with those of any Affiliate of such Transferor.

                        (iii) Ensure that, to the extent that it shares the same
            officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                        (iv) Ensure that, to the extent that it jointly
            contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that such Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between such Transferor and any of its Affiliates shall be only on an arm's-length basis and shall receive the approval of such Transferor's Board of Directors including at least one Independent Director (defined below).

                        (v) Maintain a principal executive and administrative
            office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates. To the extent that such Transferor and any of its stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                        (vi) Conduct its affairs strictly in accordance with its
            Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts. Regular stockholders' and directors' meetings shall be held at least annually.

                        (vii) Ensure that its Board of Directors shall at all
            times include at least one Independent Director on the Initial Closing date and, within 30 days of the Initial Closing Date and at all times thereafter, two

            Independent Directors (for purposes hereof, "Independent Director" shall mean any member of the Board of Directors of such Transferor that is not and has not at any time during the preceding five years been (x) a director, officer, consultant, agent, employee, affiliate or shareholder of any Affiliate of such Transferor or any affiliate or subsidiary thereof, or of any major creditor thereof, and who is not the beneficial owner, at the time of such individual's appointment as an Independent Director, of more than 1,000 shares in the aggregate of all classes of common stock of an Affiliate of such Transferor, or if greater, such number of shares the value of which constitutes no more than 10% of such individual's net worth or (y) a member of the immediate family of any of the foregoing).

                        (viii) Ensure that decisions with respect to its
            business and daily operations shall be independently made by such Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of such Transferor) and shall not be dictated by an Affiliate of such Transferor.

                        (ix) Act solely in its own corporate name and through
            its own authorized officers and agents, and no Affiliate of such Transferor shall be appointed to act as agent of such Transferor, except as expressly contemplated by this Agreement or any Receivables Transfer Agreement to which it is a party. The Transferor shall at all times use its own stationery.

                        (x) Other than as provided in the Revolving Credit
            Agreement, ensure that no Affiliate of such Transferor shall advance funds to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of, such Transferor; provided, however, that an Affiliate of such Transferor may provide funds to such Transferor in connection with the capitalization of such Transferor, including capital necessary to assure that such Transferor has "substantial assets" as described in Treasury Regulation Section 301.7701- 2(d)(2) as in effect on December 16, 1996 prior to amendment by Treasury Decision 8697.

                        (xi) Other than organizational expenses and as expressly
            provided herein, pay all expenses, indebtedness and other obligations incurred by it.

                        (xii) Not enter into any guaranty, or otherwise become
            liable, with respect to any obligation of any Affiliate of such Transferor nor shall such Transferor make any loans to any Person.

                        (xiii) Ensure that any financial reports required of
            such Transferor shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

                        (xiv) Ensure that at all times it is adequately
            capitalized to engage in the transactions contemplated in its Certificate of Incorporation.

            Section 2.08. Covenants of Each Transferor with Respect to Receivables Transfer Agreements. Each Transferor hereby covenants that it will at all times enforce the covenants and agreements of the Account Owners under the terms of the Receivables Transfer Agreements to which it is a party, including covenants to the effect set forth below:

            (a) Periodic Finance Charges and Other Fees. (i) Except (x) as otherwise required by any Requirements of Law, or (y) as is deemed by the Account Owner to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of its competition in the credit card business, it shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables transferred by it to the Transferor or other fees charged on any of the Accounts owned by it if, as a result of any such reduction, either (i) such Account Owner's reasonable expectation is that such reduction will cause a Pay Out Event or Reinvestment Event to occur or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by such Account Owner which have characteristics the same as, or substantially similar to, such Accounts.

            (b) Cardholder Agreements and Credit Card Guidelines. Such Account Owner shall comply with and perform its obligations under the Cardholder Agreements relating to the Accounts owned by it and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA or their respective substantial equivalents except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder. Subject to compliance with all Requirements of Law, such Account Owner may change the terms and provisions of the Cardholder Agreements or the Credit Card Guidelines with respect to any of the Accounts owned by it in any respect (including the calculation of the amount or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of such Account Owner such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by such Account Owner which have characteristics the same as, or substantially similar to, such Accounts.

            (c) MasterCard and VISA. Such Account Owner, to the extent applicable to Accounts owned or serviced by such Account Owner, shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity's or organization's system relating to any other type of consumer revolving credit card accounts included as Accounts.

            Each Transferor further covenants that it will not enter into any amendments to a Receivables Transfer Agreement or enter into a new Receivables Transfer Agreement unless the Rating Agency Condition has been satisfied.

            Section 2.09. Addition of Accounts.

                        (a) Additional Accounts. (i) Required Additions. If on
            any Determination Date, as of the close of business on the last Business Day of the preceding Monthly Period, either (x) the Transferor Amount is less than the Required Transferor Amount or (y) an amount equal to the product of (A) the aggregate amount of Principal Receivables and (B) one minus the Discount Percentage is less than the Required Principal Balance, the Transferor shall on or prior to the close of business on the 10th Business Day following such Determination Date (the "Required Designation Date"), unless the Transferor Amount exceeds the Required Transferor Amount and the product of (A) the aggregate amount of Principal Receivables and (B) one minus the Discount Percentage exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, cause to be designated additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Amount as of the close of business on the applicable Addition Date is at least equal to the Required Transferor Amount on such date and the product of (A) the aggregate amount of Principal Receivables and (B) one minus the Discount Percentage exceeds the Required Principal Balance on such date. The failure of any condition set forth in paragraph (c) below, as the case may be, shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Trust as provided in this clause (i) solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further, that any such failure which has not been timely cured may nevertheless result in the occurrence of a Pay Out Event or Reimbursement Event.

                        (ii) Optional Participation Interests. In lieu of, or in
            addition to, designating Additional Accounts pursuant to clause (i) above, the Transferor may, subject to the conditions specified in paragraph (c) below, convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables and any interests in any of the foregoing, including securities representing or backed by such receivables and collections thereon ("Participation Interests"). The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to subsection 13.01(a).

            (b) Restricted Additions. Each Transferor may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

            (c) Conditions to Required Additions, Optional Participation Interests and Restricted Additions. On the Addition Date with respect to any Additional Accounts or Participation Interests designated pursuant to subsection 2.09(a) or (b), the Transferor shall transfer the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall transfer such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions:

                        (i) on or before the tenth Business Day immediately
            preceding the Addition Date, each Transferor which owns any such Additional Account or is transferring any such Participation Interest to the Trust (a "Participating Transferor") shall have given the Trustee and each Rating Agency written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date, and the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added (in the case of Additional Accounts);

                        (ii) in the case of Additional Accounts, the
            Participating Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

                        (iii) as of each of the Addition Cut-Off Date and the
            Addition Date, no Insolvency Event with respect to the Participating Transferor or the Account Owner of the Additional Accounts shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

                        (iv) except in the case of an Addition pursuant to
            subsection 2.09(a)(i), the Rating Agency Condition shall have been satisfied;

                        (v) each Participating Transferor shall have delivered
            to the Trustee an Officer's Certificate, dated the Addition Date, stating that (x) in the case of Additional Accounts, as of the applicable Addition Cut-Off Date, the Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above and (viii) below have been satisfied and (z) such Participating Transferor reasonably believes that the addition by such Participating Transferor of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event or Reinvestment Event to occur with respect to any Series;

                        (vi) the Participating Transferors shall have delivered
            to the Trustee and each Rating Agency an Opinion of Counsel, which counsel shall be outside counsel, dated the Addition Date, in accordance with subsection 13.02(d);

                        (vii) in the case of designation of Additional Accounts,
            Participating Transferors shall have delivered to the Trustee (x) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts and (y) a duly executed, written assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"); and

                        (viii) unless each Rating Agency otherwise consents, the
            number of Additional Accounts designated pursuant to subsection 2.09(a) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in January 1998, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Additional Accounts designated pursuant to subsection 2.09(a) during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.

            (d) Automatic Account Additions.

                        (i) Each Transferor may from time to time, at its sole
            discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in clauses (iii) through (vii) below, designate Eligible Accounts ("Automatic Additional Accounts") to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only consumer revolving credit card accounts of the same nature as those included as Initial Accounts.

                        (ii) Unless each Rating Agency otherwise consents, the
            number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in January 1998, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.

                        (iii) Within 30 days after the Addition Date with
            respect to any Automatic Additional Accounts, the relevant Transferor shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel (which counsel shall be outside counsel) in accordance with subsection 13.02(d), with respect to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of such Automatic

            Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the ability of such Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If such Transferor is unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation in subsection 2.04(a)(viii) with respect to the Receivables in such Automatic Additional Account for purposes of Section 2.05; provided, that the cure period for such breach shall not exceed 30 days.

                        (iv) Each Participating Transferor shall have delivered
            to the Trustee copies of UCC-1 financing statements covering such Automatic Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein.

                        (v) As of each of the Addition Cut-Off Date and the
            Addition Date, no Insolvency Event with respect to any Participating Transferor or the Account Owner of the Additional Accounts shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof.

                        (vi) Each Participating Transferor shall have delivered
            to the Trustee an Officer's Certificate, dated the Addition Date, stating that (x) as of the applicable Addition Cut-Off Date, such Automatic Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through
            (v) above have been satisfied and (z) such Participating Transferor reasonably believes that the addition by such Participating Transferor of the Receivables arising in such Automatic Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series.

                        (vii) The Participating Transferor shall have delivered
            to the Trustee (x) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Automatic Additional Accounts and (y) a duly executed Assignment.

            (e) Additional Transferors. The Transferor may designate Affiliates of Commercial Credit Company to be included as Transferors ("Additional Transferors") under this Agreement by an amendment hereto pursuant to subsection 13.01(a) and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor's Interest; provided, however, that prior to any such designation and exchange the conditions set forth in subsection 6.03(c) or 6.03(d), as applicable, shall have been satisfied with respect thereto.

            Section 2.10. Removal of Accounts and Participation Interests. On any day of any Monthly Period each Transferor shall have the right to designate certain Accounts to be removed as Accounts and to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created in such Removed Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to such Accounts. The Accounts specified for removal (the "Removed Accounts") by a Transferor shall be set forth in a Receivables Transfer Agreement with such Transferor. The removal of Accounts and of Participation Interests are subject to the satisfaction of the following conditions:

            (a) on or before the fifth Business Day immediately preceding the Removal Date (the "Removal Notice Date"), such Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer written notice of such removal, specifying the date for removal of the Removed Accounts or Participation Interests (the "Removal Date");

            (b) with respect to Removed Accounts, on or prior to the Removal Date, such Transferor shall have amended Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the last day of the Monthly Period preceding the Removal Notice Date (the "Removal Cut-Off Date"), its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

            (c) with respect to Removed Accounts, such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Cut-Off Date, is true and complete in all material respects;

            (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

            (e) such Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Removal Date, to the effect that such Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event or Reinvestment Event to occur with respect to any Series, (ii) no selection procedure believed by such Transferor to be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date have been used in selecting the Removed Accounts or Participation Interests and (iii) to the extent applicable, the conditions set forth in subsections (c),
(d) and (f) of this Section 2.10 have been satisfied; and

            (f) as of the Removal Cut-Off Date, no more than 10% of the Receivables outstanding are more than thirty days Contractually Delinquent.

            Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Transferor or its designee a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to such Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Participation Interests or Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of Participation Interests or Receivables pursuant to this Section 2.10.

            Section 2.11. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) such Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections of Receivables transferred to the Trust by such Transferor, including Collections of Receivables transferred to the Trust by such Transferor prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by such Transferor in the Trust on such date), (b) such Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for such Transferor's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, such Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If such Transferor or the Servicer is unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

            Section 2.12. Discount Option.

            (a) A percentage (the "Discount Percentage") (which on the Initial Closing Date shall be 1.50%) of Collections of Principal Receivables shall be treated as Collections of Finance Charge Receivables ("Discount Option Collections"). Subject to the conditions specified below, the Transferor may, without notice to or the consent of any Investor Certificateholder, from time to time, increase, reduce or eliminate the Discount Percentage for all or any specified portion of Collections of Principal Receivables on or after a specified date (each, a "Discount Option Date"). The Transferor shall provide 30 days prior written notice of any such change in the Discount Percentage and the related Discount Option Date to the Trustee and each Rating Agency and such change in the Discount Percentage shall become effective on such Discount Option Date only if, on or prior to such Discount Option Date,
(i) the Transferor delivers to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor based on the facts known to the Transferor at such time, such change in the Discount Percentage would not cause a Pay Out Event or Reinvestment Event with respect to any Series to occur, or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event with respect to any Series and (ii) the Rating Agency Condition is satisfied.

            (b) On each Date of Processing, Discount Option Collections, if any, shall be treated as Collections of Finance Charge Receivables.

            Section 2.13. Security Interest Granted by Travelers Bank & Trust, fsb. To the extent that any transfer of Receivables or other property by Travelers Bank & Trust, fsb pursuant to a Receivables Transfer Agreement is determined to be other than an absolute assignment of such Receivables or other property, then Travelers Bank & Trust, fsb, in its individual capacity, hereby grants to the Trustee on behalf of the Trust, for the benefit of the Certificateholders, a security interest in and to all of its right, title, and interest, in, to and under (i) the Receivables existing at the close of business on the Initial Cut-Off Date and in the case of Receivables arising in the Initial Accounts owned by Travelers Bank & Trust, fsb and on each Addition Cut-Off Date in the case of Receivables arising in the Additional Accounts, owned by Travelers Bank & Trust, fsb, and in each case, thereafter created from time to time until the termination of the Trust, and (ii) all monies due or to become due and all amounts received with respect thereto (excluding, however, any and all Recoveries) and all proceeds (including "proceeds" as such term is defined in the UCC) thereof. With respect to the foregoing collateral, the Trustee shall have all of the rights the Trustee has hereunder and under the Receivables Transfer Agreements. Travelers Bank & Trust, fsb, agrees to indicate in its computer files and Traveler's Bank & Trust, fsb's records that a security interest in such Receivables created in connection with such Accounts has been granted to the Trust pursuant to this Agreement for the benefit of the Certificateholders by including in such computer files the code "30" or "31" or any other clearly specified code in the FDR Account Flagged field of such computer files. This Section 2.13 shall constitute a security agreement between Travelers Bank & Trust, fsb and the Trustee, on behalf of the Trust.

                               [END OF ARTICLE II]

                                   ARTICLE III

                          Administration and Servicing
                                 of Receivables

            Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

            (a) Travelers Bank & Trust, fsb agrees to act as the Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Travelers Bank & Trust, fsb acting as Servicer.

            (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Section 10.01 and provided Travelers Bank & Trust, fsb is the Servicer, the Servicer or its designee (rather than the Trustee) is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. The Trustee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

            (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Cardholder Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of consumer revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

            (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC financing and continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust or the Transferor (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

            (f) The Servicer agrees that upon a request by the Transferor it will use its reasonable best efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified security exchange. If any such request is made, the Servicer shall give notice to the Transferor and the Trustee on the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Servicer, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

            Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Investor Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") and (ii) the Enhancement Investor Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest or the Enhancement Investor Amount, if any, of a particular Series shall be paid by the Holders of the Transferor Certificates on the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates.

            Section 3.03. Representations, Warranties and Covenants of the Servicer. Travelers Bank & Trust, fsb, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants:

            (a) Organization and Good Standing. The Servicer is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own or lease its properties and conduct its business as such properties are presently owned or leased and as such business is presently conducted.

            (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Certificateholders hereunder or under any Supplement.

            (c) Due Authorization. The execution, delivery, and performance of this Agreement and each Supplement, and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Servicer.

            (d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of federally chartered savings banks and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (e) No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that, in the reasonable judgment of the Servicer would, materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

            (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service the Receivables and the related Accounts properly and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Certificateholders.

            (h) No Rescission or Cancellation. Subject to Section 3.09, the Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines.

            (i) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

            (j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and, if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided in this Section; provided, however, that Receivables evidenced by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

            (k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; except such approvals, authorizations, consents, orders or other actions which if not obtained, effected or given will not, individually or in the aggregate, have any material adverse effect upon the execution and delivery by the Servicer of this Agreement or any Supplement or the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof; and provided, however, that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

            For purposes of the representations and warranties set forth in this
Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

            In the event any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivable in the related Account or the proceeds of such Receivable are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or

Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

            The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection of Principal Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

            Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Series Enhancer.

            Section 3.04. Reports and Records for the Trustee.

            (a) Daily Records. On each Business Day, the Servicer, with prior written notice by the Trustee shall make or cause to be made available at the office of the Servicer on any Business Day during normal business hours for inspection by the Trustee a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of the Accounts and (ii) the amount of Receivables as of the close of business on the second preceding Business Day. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified.

            (b) Monthly Servicer's Certificate. Not later than the Determination Date immediately preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Paying Agent and each Rating Agency a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

            Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee and each Rating Agency, on or before March 31, of each calendar year, beginning with March 31, 1999, an Officer's Certificate (with appropriate insertions) substantially in the form of Exhibit D.

            Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

            (a) On or before March 31, of each calendar year, beginning with March 31, 1999, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor or any Account Owner) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Receivables under this Agreement and each Supplement for the prior calendar year and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including the allocation of Collections) has not been conducted in compliance with the terms and conditions set forth in Articles III and IV and Section 8.08 of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed upon procedures performed.

            (b) On or before March 31, of each calendar year, beginning with March 31, 1999, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor or any Account Owner) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

            (c) A copy of each certificate and report provided pursuant to subsection 3.04(b), 3.05 or 3.06 may be obtained by any Investor
Certificateholder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

            Section 3.07. Tax Treatment. Unless otherwise specified in a Supplement with respect to a particular Series, the Transferor has entered into this Agreement, and the Certificates will be issued, with the intention that, for Federal, state and local income and franchise tax purposes (i) the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables and
(ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Transferor, by entering into this Agreement, and each Certificateholder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Holder of such Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section

301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 11.11, shall not file tax returns or obtain any federal employer identification number for the Trust but shall treat the Trust as a security device for such purposes. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

            Section 3.08. Notices to Travelers Bank & Trust, fsb. In the event that Travelers Bank & Trust, fsb is no longer acting as Servicer, any Successor Servicer shall deliver to Travelers Bank & Trust, fsb each certificate and report required to be provided thereafter pursuant to subsection 3.04(b), 3.05 or 3.06.

            Section 3.09. Adjustments.

            (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an account holder, or because such Receivable was created in respect of merchandise which was refused or returned by an account holder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible or for other reasons relating to the financial condition of the Obligor thereof, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the third Business Day following the Monthly Period in which such adjustment obligation arises, the Transferor which transferred such Principal Receivables to the Trust shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be below the Required Transferor Amount (up to the amount of such Principal Receivables).

            (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

            Section 3.10. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

            Section 3.11. Reports to Rating Agencies. The Servicer agrees to deliver the following to each Rating Agency (unless one or more of such Rating Agencies agrees in writing to waive receipt of such reports, in which case, the reports need not be delivered to the Rating Agency or Rating Agencies which waived the requirement):

            (a) Within 30 days after the Addition Date with respect to any Automatic Additional Accounts (as defined in subsection 2.09(d) of this Agreement), unless the Rating Agency Condition has been satisfied with respect to the designation of such Automatic Additional Accounts, the Servicer shall deliver to each Rating Agency a written report which shall contain (i) the aggregate number of Automatic Additional Accounts designated to the Trust during the three consecutive Monthly Periods ending with the Monthly Period in which such Addition Date occurred and the aggregate amount of Principal Receivables contained in such Automatic Additional Accounts; (ii) the aggregate number of Automatic Additional Accounts designated to the Trust during the 12 consecutive Monthly Periods ending with the Monthly Period in which such Addition Date occurred and the aggregate amount of Principal Receivables contained in such Automatic Additional Accounts; (iii) the number of Accounts and the amount of Principal Receivables in the Trust as of the first day of the three consecutive Monthly Periods described in (i) above occurred; (iv) the number of Accounts and the amount of Principal Receivables in the Trust as of the first day of the 12 consecutive Monthly Periods described in (ii) above; (v) the percentage which the number of Automatic Additional Accounts described in (i) above is of the number of Accounts described in (iii) above; (vi) the percentage which the amount of Principal Receivables described in (i) above is of the amount of Principal Receivables described in (iii) above, (vii) the percentage which the number of Automatic Additional Accounts described in (ii) above is of the number of Accounts described in (iv) above, and (viii) the percentage which the amount of Principal Receivables described in (ii) above is of the amount of Principal Receivables described in (iv) above.

            (b) Not later than the Determination Date in each month, the Servicer shall deliver to each Rating Agency a written report setting forth, as of the last day of the immediately preceding Monthly Period, the number of Accounts which had addresses located in the territories or possessions of the United States or which were military addresses not located in the United States and the amount of Principal Receivables in such Accounts; provided that the report described in this provision (b) shall not be required if the number of such Accounts is less than 1% of all Accounts as of the end of such Monthly Period and the amount of Principal Receivables in such Accounts is less than 1% of all Principal Receivables as of the end of such Monthly Period.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                        Rights of Certificateholders and
                    Allocation and Application of Collections

            Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account and the Excess Funding Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Transferor Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Holders of the Transferor Certificates (the "Transferor's Interest"); provided, however, that the Transferor Certificates shall not represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; provided further, that the foregoing shall not be construed to limit the Trustee's obligations to make payments to the Holders of the Transferor Certificates, the Transferor and the Servicer as and when required under this Agreement and any Supplement.

            Section 4.02. Establishment of Collection Account and Excess Funding Account; Appointment of Securities Intermediary. The Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, a Qualified Account with a Securities Intermediary bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Certificateholders (the "Collection Account"). The Collection Account shall consist of two segregated subaccounts: (1) the "Collection Account Investment Subaccount," to which financial assets credited to the Collection Account shall be credited, and as to which financial assets the Securities Intermediary undertakes to treat the Trustee as entitled to exercise the rights that comprise such financial assets; and (2) the "Collection Account Cash Subaccount," to which money or instruments deposited in the Collection Account shall be credited. The Trustee shall possess all right, title and interest in all funds and other property on deposit from time to time in or credited to the Collection Account including the subaccounts therein and all proceeds thereof. The Collection Account including the subaccounts therein shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account and the subaccounts therein for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account or any subaccount therein ceases to be a

Qualified Account, the Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account."

            Unless the Rating Agency Condition shall have been satisfied, if at any time neither Travelers Bank & Trust, fsb nor any Affiliate of Travelers Bank & Trust, fsb is the Servicer, the Collection Account will be moved from Travelers Bank & Trust, fsb, if then maintained there.

            Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.06, 10.01 or 12.02) shall be invested by the Trustee in Eligible Investments in accordance with written instructions of the Servicer. All such Eligible Investments shall be held by the Trustee or its nominee for the benefit of the Certificateholders in the Collection Account Investment Subaccount. The Trustee shall maintain for the benefit of the Certificateholders possession of the instruments or securities,if any, evidencing such Eligible Investments. Delivery of any Eligible Investment to the Trustee, and custody of the same by the Trustee, may be through the Securities Intermediary. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that funds will be available at the close of business on the Transfer Date following such Monthly Period. Unless directed by the Servicer in writing, funds deposited in the Collection Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. For purposes of determining the availability of funds or the balances in the Collection Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

            The Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, a Qualified Account with a Securities Intermediary bearing a designation clearly indicating that the funds and other property deposited therein or credited thereto are held for the benefit of the Certificateholders (the "Excess Funding Account"). The Excess Funding Account shall consist of two segregated subaccounts: (i) the "Excess Funding Investment Subaccount," to which financial assets credited to the Excess Funding Account shall be credited, and as to which financial assets the Securities Intermediary undertakes to treat the Trustee as entitled to exercise the rights that comprise such financial assets; and (ii) the "Excess Funding Account Cash Subaccount," to which money or instruments deposited in the Excess Funding Account shall be credited. The Trustee shall possess all right, title and interest in all funds and other property on deposit from time to time in or credited to the Excess Funding Account including the subaccounts therein and all proceeds thereof. The Excess Funding Account including any subaccounts therein shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account and the subaccounts therein for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Excess Funding Account or any subaccount therein cease to be a Qualified Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Excess Funding Account meeting the conditions specified above, transfer any cash or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

            Unless otherwise agreed to by each Rating Agency, if at any time neither Travelers Bank & Trust, fsb nor any Affiliate of Travelers Bank & Trust, fsb is the Servicer, the Excess Funding Account will be moved from Travelers Bank & Trust, fsb if then maintained there.

            Funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments in accordance with written instructions of the Servicer. All such Eligible Investments shall be held by the Trustee or its nominee for the benefit of the Certificateholders in the Excess Funding Investment Subaccount. Delivery of any Eligible Investment to the Trustee, and custody of the same by the Trustee, may be through the Securities Intermediary. The Trustee shall maintain for the benefit of the Certificateholders possession of the instruments or securities, if any, evidencing such Eligible Investments. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Eligible Investments that will mature so that funds will be available at the close of business on the Transfer Date following such date. Unless directed by the Servicer in writing, funds deposited in the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Transfer Date, the Servicer shall instruct the Trustee to withdraw on the related Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds and other property on deposit in or credited to the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the prior Monthly Period. Interest (including reinvested interest) and other investment income and earnings on funds and other property on deposit in or credited to the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On each Business Day on which funds are on deposit in the Excess Funding Account, the Servicer shall determine the lesser of (x) the amount by which the Transferor Amount exceeds the Required Transferor Amount on such date and (y) the amount by which the product of (i) the aggregate amount of Principal Receivables and (ii) one minus the Discount Percentage exceeds the required Principal Balance and shall instruct the Trustee to withdraw such lesser amount, if any, from the Excess Funding Account (to the extent of funds on deposit therein on such date) and pay such amount to the Holders of the Transferor Certificates. On any Transfer Date on which one or more Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as Shared Principal Collections as specified herein and in each related Supplement.

            The Bank of New York is hereby appointed as the initial Securities Intermediary hereunder and The Bank of New York hereby accepts such appointment.

            The Securities Intermediary shall be, and The Bank of New York as initial Securities Intermediary hereunder hereby represents that it is, as of the date hereof and shall be for so long as it is the Securities Intermediary hereunder a corporation or national bank that (i) capacity hereunder, and (ii) maintains a Participant's Securities Account (as defined in the United States Regulations) with a Federal Reserve Bank. The Securities Intermediary shall agree and the Bank of New York, as Securities Intermediary does hereby agree with the parties hereto that each of the Collection Account Investment Subaccount and the Excess Funding Account Investment Subaccount shall be an account to which financial assets may be credited and shall undertake to treat the Trustee as entitled to exercise rights that comprise such financial assets and to exercise the ordinary rights of an entitlement holder, in accordance with the UCC as in effect in the State of New York. The Securities Intermediary shall acknowledge and The Bank of New York does hereby acknowledge that the "securities intermediary's jurisdiction" as defined in the UCC as in effect in the State of New York with respect to the Eligible Investments, shall be the State of New York. The Securities Intermediary shall represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Agreement. The Securities Intermediary shall covenant that it will not take any action inconsistent with the provisions of this Agreement applicable to it.

            It is the intent of the Trustee, the Servicer and the Transferor that each of the Collection Account Subaccount and the Excess Funding Account Investment Subaccount shall be a securities account of the Trustee and not an account of the Transferor or the Servicer. If despite such intent, any of the Collection Account or the Excess Funding Account is determined to be an account of the Transferor or the Servicer, then (i) the Securities Intermediary agrees to comply with entitlement orders originated by the Trustee without further consent by the Transferor or the Servicer, and (ii) The Bank of New York as initial Security Intermediary agrees that for so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders originated by the Trustee without further consent by the Transferor or the Servicer.

            Section 4.03. Collections and Allocations.

            (a) Collections. The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below or as expressly provided in any Supplement with respect to Collections allocated to the related Series, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as Travelers Bank & Trust, fsb remains the Servicer and (x) Travelers Bank & Trust, fsb maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is satisfactory to each Rating Agency), (y) Commercial Credit Company has a commercial paper rating of at least A-1 and P-1 by Standard & Poor's and Moody's, Travelers Bank & Trust, fsb remains a direct or indirect majority-owned

Travelers Group Inc. subsidiary and certain other arrangements are made satisfactory to each Rating Agency or (z) any other arrangement that satisfies the Rating Agency Condition, the Servicer need not make daily deposits of collections into the Collection Account, but may make a single monthly deposit into the Collection Account in immediately available funds. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

            (b) Allocations for the Transferor Certificates. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holders of the Transferor Certificates an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificates pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holders of the Transferor Certificates.

            The payments to be made to the Holders of the Transferor Certificates pursuant to this subsection 4.03(b) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the acquisition price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 12.02 or payment of the acquisition price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

            Section 4.04. Shared Collections.

            (a) On each Distribution Date, (i) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of
(x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that if, on any Distribution Date the Transferor Amount is less than or equal to the Required Transferor Amount or if an amount equal to the product of (i) the aggregate amount of Principal Receivables and (ii) one minus the Discount Percentage is less than the Required Principal Balance, the Servicer will not distribute to the Holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to the Holders of the Transferor Certificates but shall deposit such funds in the Excess Funding Account. Notwithstanding the foregoing, a Group of Series may specify in their related Supplement that Shared Principal Collections from such Series shall be allocated as provided above but only among the Series in such Group.

            (b) On each Distribution Date, (i) the Servicer shall allocate Excess Finance Charge Collections (as described below) to each Excess Allocation Series pro rata, in proportion to the Finance Charge Shortfalls (as described below), if any, with respect to each such Series and (ii) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Finance Charge Receivables which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Finance Charge Shortfalls" for such Series and such Distribution Date; provided, however, that the sharing of Excess Finance Charge Collections among Series will continue only until such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor the continued sharing of Excess Finance Charge Collections among Series would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among Series. Notwithstanding the foregoing, a Group of Series may specify in their related Supplement that Excess Finance Charge Collections from such Series shall be allocated as provided above but only among the Series in such Group.

            (c) The Servicer will determine the amount of Collections of Finance Charge Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the Holder of any Supplemental Certificate and other amounts otherwise payable to the Transferor with respect to Collections of Finance Charge Receivables regardless of whether such collections were initially allocated to the Transferor or any Series (the "Excess Transferor Finance Charge Collections") and such Excess Transferor Finance Charge Collections shall be applied to cover any Finance Charge Shortfalls in each Series entitled to Excess Transferor Finance Charge Collections, pro rata, based upon the amount of the Finance Charge Shortfall, if any of each such Series (in each case after giving effect to the application of Excess Finance Charge Collections, if any, to such Series). In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections.

            (d) The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the Holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to collections of Principal Receivables, regardless of whether such Collections were initially allocated to the Transferor or any Series, plus the amount of Excess Transferor Finance Charge Collections remaining after application to each Series to cover Finance Charge Shortfalls as provided in subsection 4.04(c) above (collectively, "Shared Transferor Principal Collections"). The Servicer will allocate the Shared Transferor Principal Collections to cover any Principal Shortfalls that have not been covered out of the Shared Principal Collections allocated to each Series that has been designated in the applicable Supplement as being entitled to receive Shared

Transferor Principal Collections. If Principal Shortfalls remaining after the application of Shared Principal Collections exceed Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated pro rata among each Series which in accordance with the Supplement for such Series is designated as being entitled to received Shared Transferor Principal Collections, and the balance will be paid to the Holders of the Transferor Certificates.

            Section 4.05. Additional Withdrawals from the Collection Account. On or before the Determination Date with respect to any Monthly Period, the Servicer shall determine the amounts payable to Travelers Bank & Trust, fsb, The Travelers Bank USA or any other Account Owner with respect to such Monthly Period under the applicable Receivables Transfer Agreement in respect of amounts on deposit in the Collection Account, if any, that were not transferred to the Transferor under such Receivables Transfer Agreement, and the Servicer shall withdraw such amounts from the Collection Account and pay such amount to Travelers Bank & Trust, fsb, The Travelers Bank USA or other Account Owner, as applicable.

            Section 4.06. Allocation of Trust Assets to Series or Groups. To the extent so provided in the Supplement for any Series or in an amendment to this Agreement executed pursuant to subsection 13.01(a), Receivables conveyed to the Trust pursuant to Section 2.01 and Receivables or Participation Interests conveyed to the Trust pursuant to Section 2.09 or any Participation Interest Supplement, and all Collections received with respect to such Receivables or Participation Interests, may be allocated in whole or in part to one or more Series or Groups as may be provided in such Supplement or amendment, provided, however, that any such allocation shall be effective only upon satisfaction of the following conditions:

                        (i) on or before the fifth Business Day immediately
            preceding such allocation, the Servicer shall have given the Trustee and each Rating Agency written notice of such allocation;

                        (ii) the Rating Agency Condition shall have been
            satisfied with respect to such allocation; and

                        (iii) the Servicer shall have delivered to the Trustee
            an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

            Any such Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Supplement or amendment.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                          Distributions and Reports to
                               Certificateholders

            Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                                The Certificates

            Section 6.01. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Transferor Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issuance be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. Except as otherwise provided in Section
6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in
Section 6.13. The Transferor Certificate shall be a single certificate and shall initially represent the entire Transferor's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its respective President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the related Closing Date. All Registered Certificates and Transferor Certificates shall be dated the date of their authentication.

            Section 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

            Section 6.03. New Issuances.

            (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

            (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                        (i) on or before the fifth day immediately preceding the
            Closing Date, the Transferor shall have given the Trustee and the Servicer notice of such issuance and the Closing Date; and on or before the tenth day immediately preceding the Closing Date, the Transferor shall have given each Rating Agency notice of such issuance;

                        (ii) the Transferor shall have delivered to the Trustee
            the related Supplement, in form satisfactory to the Trustee, executed by each party thereto;

                        (iii) the Transferor shall have delivered to the Trustee
            any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

                        (iv) the Rating Agency Condition shall have been
            satisfied with respect to such issuance;

                        (v) the Transferor shall have delivered to the Trustee
            an Officer's Certificate, dated the Closing Date, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event or a Reinvestment Event to occur with respect to any Series; and

                        (vi) the Transferor shall have delivered to the Trustee
            and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Transferor.

            (c) The Transferor may surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to subsection 13.01(a) only to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                        (i) The Transferor shall have given written notice to
            each Rating Agency of such exchange and the Rating Agency condition shall have been satisfied with respect to such exchange;

                        (ii) the Transferor Amount (excluding the interest
            represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange; and

                        (iii) if any Series of Investor Certificates are
            outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clause (ii) and (iii) above.

            (d) The Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" of which Travelers Group Inc. is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided that if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto.

            Section 6.04. Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

            The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferor, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

            Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

            At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date after the expected final payment date need not have attached the Coupon relating to such payment date (in each case, as specified in the applicable Supplement).

            Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

            All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

            The Transferor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

            (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, the City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, the co-transfer agent and co-registrar appointed pursuant to Section 6.04(a) shall maintain an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

            (c)(i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit E-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

                        Investor Certificates issued upon registration or
            transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

                        Whenever an Investor Certificate containing the legend
            referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

                        (ii) Registration of transfer of Investor Certificates
            containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer


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

            is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

                        (iii) If so requested by the Transferor, the Trustee
            will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferor relating to the transferability of any Series or Class to a Benefit Plan.

            Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.06. Persons Deemed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Transferor, any Account Owner, the Servicer, any other Holder of a Transferor Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer, any other Holder of a Transferor Certificate or any Affiliate thereof.

            Section 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

            Section 6.08. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

            Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

            Section 6.09. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

            (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor. The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and
11.03 shall be applicable to any authenticating agent.

            (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Certificates described in the Pooling and Servicing
Agreement.


                                       ----------------------------


                                       ----------------------------
                                          as Authenticating Agent
                                             for the Trustee,


                                     by
                                       ----------------------------
                                         Authorized Officer


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

            Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten or word-processing system produced Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

            (a) the provisions of this Section shall be in full force and effect;

            (b) the Transferor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

            (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

            (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

            Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

            Section 6.12. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferor are


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

unable to locate a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Transferor shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

            Section 6.13. Global Certificate; Exchange Date.

            (a) If specified in the related Supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Transferor and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

            (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Transferor, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Transferor will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An institutional investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificates attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Transferor so elects. The Transferor may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and
(y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

            (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

            (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

            Section 6.14. Meetings of Certificateholders.

            (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor

Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be
(i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsel.

            (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

            (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

            (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the Person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

            (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

            (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

            Section 6.15. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in
Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.

                               [END OF ARTICLE VI]


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

                                   ARTICLE VII

                    Other Matters Relating to the Transferor

            Section 7.01. Liability of the Transferor. Each Transferor (including any Additional Transferors) shall be severally and not jointly liable for the obligations, covenants, representations and warranties of such Transferor arising under or related to this Agreement or any Supplement. Each Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

            Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

            (a) No Transferor shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                        (i)(x) the corporation formed by such consolidation or
            into which such Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of such Transferor substantially as an entirety shall be, if such Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code or is a special purpose corporation whose powers and activities are limited to substantially the same degree as provided in the Certificate of Incorporation of CC Credit Card Corporation and, if such Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor hereunder; and (y) such Transferor or the surviving entity as the case may be has delivered to the Trustee (with a copy to each Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

                        (ii) the Rating Agency Condition shall have been
            satisfied with respect to such consolidation, merger, conveyance or transfer; and

                        (iii) if any Series of Investor Certificates are
            outstanding that were characterized as debt at the time of their issuance, the relevant Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

            (b) The obligations, of the Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

            Section 7.03. Limitations on Liability of the Transferor. Subject to
Section 7.01, neither the Transferor nor any of its directors, officers, employees, incorporators or agents acting in such capacities shall be under any liability to the Trust, the Trustee, the Certificateholders, the Certificate Owners, any Series Enhancer, any other Transferor or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect any Transferor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee or agent of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

                              [END OF ARTICLE VII]


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                                  ARTICLE VIII

                     Other Matters Relating to the Servicer

            Section 8.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

            Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                        (a) (i) the corporation formed by such consolidation or
            into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                        (ii) the Servicer has delivered to the Trustee an
            Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (b) the Rating Agency Condition shall have been satisfied with respect to such assignment and succession; and

            (c) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

            Section 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any


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

such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

            Section 8.04. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration by the Trustee of the Trust, including any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables; and provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

            Section 8.05. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under any Requirement of Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If within 120 days of the date of the determination that the


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

Servicer may no longer act as Servicer the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer.

            Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferor, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 8.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement; provided, however, in the case of significant delegation to a Person other than to an Account Owner or any Affiliate of an Account Owner, (i) at least 30 days prior written notice shall be given to the Trustee and each Rating Agency of such delegation and (ii) at or prior to the end of such 30-day period the Servicer shall have determined that the Rating Agency Condition has been met. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05.

            Section 8.08. Examination of Records. The Servicer shall clearly and unambiguously indicate in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                              [END OF ARTICLE VIII]


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

                                   ARTICLE IX

                                 Pay Out Events

            Section 9.01. Trust Pay Out Events. If any one of the following events shall occur with respect to the Trust ("Trust Pay Out Events"):

                        (i) any Transferor or any of the Account Owners shall
            consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Transferor or Account Owner or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Transferor or Account Owner; or any Transferor or Account Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an "Insolvency Event");

                        (ii) the Trust shall become subject to regulation by the
            Commission as an "investment company" within the meaning of the Investment Company Act; or

                        (iii) a Transfer Restriction Event shall occur;

then, a Trust Pay Out Event shall occur with respect to each Series without any notice or other action on the part of the Trustee or the Investor
Certificateholders, immediately upon the occurrence of such event.

            Section 9.02. Rights Upon the Occurrence of an Insolvency Event. If the Transferor causes an Insolvency Event to occur with respect to the Transferor or an Account Owner or if an Insolvency Event otherwise occurs with respect to the Transferor or an Account Owner, the Transferor shall on the day any such Insolvency Event occurs immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables shall continue to be a part of the Trust Assets.

                               [END OF ARTICLE IX]


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

                                    ARTICLE X

                                Servicer Defaults

            Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

            (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such failure that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 8.02 or 8.07, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount;

            (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such representation, warranty or certification that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such representation, warranty or certification relates); or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;


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

or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount, by notice then given to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall offer the Transferor the right at its option to purchase the Certificateholders' Interest on the Distribution Date next succeeding 60 days after the receipt by the Servicer of a Termination Notice.

            The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferor shall notify the Trustee in writing prior to the Record Date for the Distribution Date of the purchase if it is exercising such option. If the Transferor exercises such option, the Transferor shall (x) if the Transferor's short-term deposits or long-term unsecured debt obligations are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Transferor, the purchase would not be considered a fraudulent conveyance and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

            After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall


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

promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

            Notwithstanding the foregoing, any delay in or failure of performance under subsection 10.01(a) for a period of 5 Business Days or under subsections 10.01(b) or (c) for a period of 60 days (in addition to any period provided in subsections 10.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional 5 Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and any Supplement and the Servicer shall provide the Trustee, each Rating Agency, the Holders of the Transferor Certificates and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

            Section 10.02. Trustee To Act, Appointment of Successor.

            (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Sections 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer.

            (b) Upon its appointment, the Successor Servicer shall be the successor to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and


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provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

            (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Holders of the Transferor Certificates shall be responsible for payment of the Transferor's portion of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of a Transferor Certificate agrees that, if the Travelers Bank & Trust, fsb (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that such Holders are entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay such Holders' share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

            (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

            Section 10.03. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee and each Rating Agency and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.

                               [END OF ARTICLE X]


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                                   ARTICLE XI

                                   The Trustee

            Section 11.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

            (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                        (i) the Trustee shall not be personally liable for an
            error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (ii) the Trustee shall not be personally liable with
            respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the Investor Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

                        (iii) the Trustee shall not be charged with knowledge of
            any failure by the Servicer referred to in clauses (a) and (b) of
            Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing not less than 10% of the Investor Amount of any Series adversely affected thereby.

            (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably


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

assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to (i) impair the interests of the Trust in any Receivable now existing or hereafter created or (ii) impair the value of any Receivable now existing or hereafter created.

            (f) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

            (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon actual knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

            (h) If the Transferor has agreed to transfer any of its consumer revolving credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights, if any, of the Trust and such other Person in the Transferor's consumer revolving credit card receivables; provided, that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

            Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

            (a) the Trustee may conclusively rely on and shall be protected in acting on, or in refraining from acting in accord with, any Assignment, the initial report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

            (b) the Trustee may consult with counsel of its selection, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;


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            (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, or any Enhancement Provider, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Certificateholders or any Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Series Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of person's own affairs;

            (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any Assignment, the initial report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 50% of the Investor Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; the Trustee shall notify the Rating Agencies of the appointment of any such agent, attorney or custodian; and

            (g) except as may be required by subsection 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

            Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or the Holders of the Transferor Certificates in respect of the Receivables or deposited in or


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withdrawn from the Collection Account, the Excess Funding Account or any Series
Account by the Servicer.

            Section 11.04. Trustee May Own Certificates. Subject to Section 6.06, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates or Supplemental Certificates with the same rights as it would have if it were not the Trustee.

            Section 11.05. The Transferor To Pay Trustee's Fees and Expenses. The Transferor covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Transferor will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (if any) incurred or made by the Trustee (including the fees and expenses of Trustee's counsel) in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. The obligations of the Transferor under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

            Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank or a corporation organized and doing business under the laws of the United States of America or any state thereof and subject to supervision or examination by Federal or state authority and authorized under such laws to exercise corporate trust powers that either (x) has a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's and, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 or (y) shall otherwise be acceptable to each Rating Agency. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an Affiliate of the Transferor and shall not provide credit or credit enhancement to the Transferor or the Trust. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

            Section 11.07. Resignation or Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in


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duplicate, one copy of which instrument shall be delivered to the resigning
Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer or the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

            Section 11.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall provide notice of such succession hereunder to all Investor Certificateholders and the Servicer shall provide such notice to each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement.

            Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor


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of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 11.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee. The Trustee shall notify the Rating Agencies of any such appointment of any such co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                        (i) all rights, powers, duties and obligations conferred
            or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                        (ii) no trustee hereunder shall be personally liable by
            reason of any act or omission of any other trustee hereunder; and

                        (iii) the Trustee may at any time accept the resignation
            of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in


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its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

            Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificates in respect of which such judgment has been obtained.

            Section 11.13. Suits for Enforcement.

            (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy


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

as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificates.

            (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

            Section 11.14. Rights of Certificateholders To Direct Trustee. Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

            Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants as of each Closing Date that:

            (a) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of New York.

            (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

            (c) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

            Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served in the Borough of Manhattan, the City of New York, in the case of Registered Certificates and Holders thereof. The Corporate Trust Office shall initially be located at 101 Barclay Street, New York, New York 10286. The Trustee will give prompt notice to the Servicer and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.


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                               [END OF ARTICLE XI]


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

                                   ARTICLE XII

                                   Termination

            Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 8.04 and 12.02(b), upon the earliest of (i) January 1, 2044 and (ii) the day following the payment date on which the Aggregate Investor Amount and the Enhancement Investor Amount, if any, for each Series is zero (provided that the Transferor has delivered a written notice to the Trustee electing to terminate the Trust).

            Section 12.02. Final Distribution.

            (a) The Servicer shall give the Trustee at least 30 days' prior notice of the payment date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Sections 2.06,
9.02 or 10.01, notice of such payment date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such payment date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section
3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

            (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United


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

States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

            (c) In the event that the Investor Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to 100% of the Investor Amount and accrued and unpaid interest thereon with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed such Series' Percentages of Receivables on such Series Termination
Date). The proceeds from any such sale shall be allocated and distributed in accordance with the terms of the applicable Supplement.

            Section 12.03. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Transferor Certificates, the Trustee shall assign and convey to the Holders of the Transferor Certificates or their designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Holders of the Transferor Certificates or any of their designees all right, title and interest which the Trust had in the Receivables and such other related assets.

            Section 12.04. Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

            (a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in subsection 12.04(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in subsection 12.04(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the Transferor's obligations with respect to such Certificates under Sections 6.04 and 6.05; (iii) the rights, powers, trusts, duties, and


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

immunities of the Trustee, the Paying Agent and the Registrar hereunder; and
(iv) this Section 12.04.

            (b) Subject to subsection 12.04(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

            (c) The following shall be the conditions to Defeasance under subsection 12.04(a):

                        (i) the Transferor irrevocably shall have deposited or
            caused to be deposited with the Trustee (such deposit to be made from other than the Transferor's or any Affiliate of the Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount), and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Series Enhancers with respect to the Defeased Series;

                        (ii) a statement from a firm of nationally recognized
            independent public accountants (who may also render other services to the Transferor) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

                        (iii) prior to its first exercise of its right pursuant
            to this Section 12.04 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and termination of obligations will not cause the Trust to be an association or publicly traded partnership taxable as a corporation, and (in any case) an Opinion of Counsel to the effect that (A) such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and (B) if the Transferor's short-term deposit or long-term unsecured debt obligations are not rated at least P-3 or Baa3, respectively, by Moody's, such deposit and termination of obligations would not be a fraudulent conveyance (based in reliance on certain certificates to the effect that the Receivables and termination of obligations constitute fair value for consideration paid therefor and as to the solvency of the Transferor);


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

                        (iv) the Transferor shall have delivered to the Trustee
            an Officer's Certificate of the Transferor stating the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or Reinvestment Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Pay Out Event with respect to any Series; and

                        (v) the Rating Agency Condition shall have been
            satisfied and the Transferor shall have delivered copies of such written notice to the Servicer and the Trustee.

            Section 12.05. Optional Purchase.

            (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Investor Certificates on a specified Distribution Date or when the Investor Amount reaches a specified level or under any circumstances specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.02, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor are not rated at the time of such purchase of Certificates at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Collection Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor (based in reliance on certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Transferor).

            (b) The amount deposited pursuant to subsection 12.05(a) shall be paid to the Investor Certificateholders of the related Series pursuant to
Section 12.02 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.05(a) shall be delivered by the Transferor upon such purchase to, and be cancelled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Amount of each Series which is purchased by the Transferor pursuant to subsection 12.05(a) shall, for the purposes of the definitions of "Series Invested Amount" and "Transferor Amount," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Amount shall thereupon be deemed to have been increased by the Series Invested Amount of such Series.

                              [END OF ARTICLE XII]


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                                  ARTICLE XIII

                            Miscellaneous Provisions

            Section 13.01. Amendment; Waiver of Past Defaults.

            (a) This Agreement or any Supplement may be amended from time to time (including in connection with (x) the provision of additional Series Enhancement for the benefit of the Certificateholders of any Series (or the reduction of such Series Enhancement), (y) the addition of a Participation Interest to the Trust or (z) the designation of an Additional Transferor) by the Servicer, the Transferor (including, if applicable, any Additional Transferor being designated) and the Trustee without the consent of any of the Certificateholders, provided that (i) the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such action will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. In addition, this Agreement or any Supplement may be amended from time to time under this subsection 13.01(a) by the parties hereto if the provisions set forth in clause (i) of the preceding sentence are satisfied, but without notice to or the consent of the Certificateholders and without satisfaction of the Rating Agency Condition, for any one or more of the following purposes: (A) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as a "financial asset securitization investment trust" under the Code (and, in connection with any such election, to modify or eliminate existing provisions relating to the intended federal income tax treatment of the Certificates and the Trust), (B) to enable the Trust to qualify as a partnership for purposes of any state tax laws (including any amendment to Section 9.02 to read in its entirety substantially as set forth in Exhibit H hereto).

            (b) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or
(iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed not to adversely affect any outstanding Series with respect to which the Transferor shall deliver an Opinion of Counsel, addressed and delivered to the Trustee, that such action will not, in such counsel's reasonable opinion, have an Adverse Effect with respect to such Series. The Trustee may, but shall not be obligated to,


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enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

            (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor
Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency.

            (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (e) Any Supplement executed in accordance with the provisions of subsection 6.03(b) shall not be considered an amendment to this Agreement for the purposes of this Section.

            (f) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of each Series, or with respect to any Series with two or more Classes, of each Class (or with respect to any default that does not relate to all Series, 66-2/3% of the aggregate Investor Amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            Section 13.02. Protection of Right, Title and Interest to Trust.

            (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

            (b) Within 30 days after any Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed


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in accordance with paragraph (a) seriously misleading within the meaning of
Section 9-402(7) (or any comparable provision) of the UCC, such Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

            (c) Each Transferor and the Servicer will give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

            (d) The Servicer will deliver to the Trustee: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1; (ii) on each Addition Date on which any Additional Accounts (other than Automatic Additional Accounts) are to be designated as Accounts pursuant to subsections 2.09(a) or (b) and on each date specified in subsection 2.09(d)(iii) with respect to the designation of Automatic Additional Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit G-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to subsections 2.09(a) or
(b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit G-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31, of each year, beginning with March 31, 1999, an Opinion of Counsel substantially in the form of Exhibit G-3.

            Section 13.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have


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made, and unless the Holders of Investor Certificates evidencing more than 50%
of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 13.05. Notices; Payments.

            (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to CC Credit Card Corporation, 100 Commerce Drive, Suite 300B, Newark, Delaware 19713 (telephone no. 302-451-6456), (ii) in the case of the Servicer, to Travelers Bank & Trust, fsb, 100 Commerce Drive, Newark, Delaware 19713 (telephone no. 302-454-5500), (iii) in the case of the Trustee, to The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286, Attention: Corporate Trust Department -- Trustee, (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attn: ABS Monitoring Department, 4th Floor (facsimile no. 212-553-4600),
(v) in the case of Standard & Poor's, to 26 Broadway, New York, New York 10004,
Attn: Asset Backed Group, 15th Floor (facsimile no. 212-412-0323), (vi) in the case of the Paying Agent or the Transfer Agent and Registrar, to The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286, Attention:
Corporate Trust Department and (vii) to any other Person as specified in any Supplement; or, as to each party, at such other


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address or facsimile number as shall be designated by such party in a written notice to each other party.

            (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

            Section 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

            Section 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

            Section 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the Aggregate Investor Amount. The Servicer shall give the Rating Agencies prior written notice of any such assignment.

            Section 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

            Section 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instru-


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ments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

            Section 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, each Transferor, each Series Enhancer and each Holder of a Transferor Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

            Section 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 13.13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

            Section 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

            (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject


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matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            Section 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 13.18. Construction of Agreement. The Transferor hereby grants a first priority perfected security interest to (i) the Trustee on behalf of the Trust, for the benefit of the Certificateholders in all of the Transferor's right, title and interest in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto (excluding, however, any and all Recoveries) and all proceeds (including "proceeds" as defined in the
UCC) thereof and any other Trust Assets. This Agreement shall constitute a security agreement under applicable law.


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            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee
have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                           CC CREDIT CARD CORPORATION,
                            Transferor,


                           By /s/ Barbara Yastine
                             -------------------------------------
                             Name: Barbara Yastine
                             Title: President

                           TRAVELERS BANK & TRUST, fsb,
                                    Servicer,


                           By /s/ Charles Haug
                             -------------------------------------
                             Name: Charles Haug
                             Title: SVP & CFO

                           THE BANK OF NEW YORK,
                            as Trustee and as Securities Intermediary under
                            Section 4.02 of this Agreement


                           By /s/ Wuhan Dansby
                             -------------------------------------
                             Name: Wuhan Dansby
                             Title: Assistant Vice President

            IN WITNESS WHEREOF, the TRAVELERS BANK & TRUST, fsb, hereby executes this Agreement in its individual capacity for the limited purpose of accepting the terms and agreeing to the provisions of Section 2.13 hereof. Travelers Bank & Trust, fsb, hereby accepts and agrees to the terms of Section 2.13 hereof and grants to the Trustee the security interest set forth therein.

                           TRAVELERS BANK & TRUST, fsb,


                           By /s/ Charles Haug
                             -------------------------------------
                             Name: Charles Haug
                             Title: SVP & CFO

             [Signature page to the Pooling and Servicing Agreement]